SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date Of Report (Date Of Earliest Event Reported): December 4, 2012

LIVEWIRE ERGOGENICS INC.
(Exact Name Of Registrant As Specified In Charter)

Nevada	333-149158	26-1212244
(State Or Other Jurisdiction Of Incorporation Or Organization)	(Commission File No.)	(IRS Employee Identification No.)

1747 S. Douglass Rd, Unit C, Anaheim, CA 92806
(Current Address of Principal Executive Offices)

Phone number: (714) 940-0155
(Issuer Telephone Number)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Section 3 – Securities and Trading Markets

Item 3.03                      Material Modification to Rights of Security Holders

On December 4, 2012, LiveWire Ergogenics, Inc. (the “Company”) reached an agreement with the holders of the Company’s Series A Preferred Stock to surrender and cancel all outstanding shares of the Company’s Series A Preferred Stock.  A copy of the Acknowledgement of Surrender and Cancelation of the Series A Preferred Stock is attached as Exhibit 4.4.  In a report on Form 8-K filed March 21, 2012, the Company had announced the purchase of the Series A Preferred Stock by Mr. Bill Hodson (500,000 shares of Series A Preferred Stock) and Mr. Brad Nichols (500,000 shares of Series A Preferred Stock).  The surrender and cancelation of the Series A Preferred Stock improves the Company’s capital structure because it eliminated the super voting provisions and conversion features that, if exercised by the holders, might dilute the common stockholders of the Company.

Item 9.01                      Financial Statements and Exhibits

Exhibit	Description

4.4	Acknowledgement of Surrender and Cancelation of the Series A Preferred Stock dated December 4, 2012.

Investors are encouraged to read and understand the Company’s filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEWIRE ERGOGENICS INC.

Dated: December 4, 2012	By:	/s/ Richard O. Weed
Richard O. Weed
Secretary

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